Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13(d)-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value, $0.01 per share, of IVAX Diagnostics, Inc. and further agree that this Joint Filing Agreement be included as an exhibit to such statement.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of September 2, 2010.

ERBA DIAGNOSTICS MANNHEIM GMBH

By:	/s/ F. Mark Reuter
Attorney-in-Fact for Suresh H. Vazirani,
Chief Executive Officer
Date: September 2, 2010

TRANSASIA BIO-MEDICALS LTD.

By:	/s/ F. Mark Reuter
Attorney-in-Fact for Suresh H. Vazirani,
Chairman and Managing Director
Date: September 2, 2010

ERBA LACHEMA S.R.O

By:	/s/ F. Mark Reuter
Attorney-in-Fact for Suresh H. Vazirani,
Chief Executive Officer
Date: September 2, 2010

SURESH H. VAZIRANI

By:	/s/ F. Mark Reuter
Attorney-in-Fact for Suresh H. Vazirani
Date: September 2, 2010

KISHORE DUDANI

By:	/s/ F. Mark Reuter
Attorney-in-Fact for Kishore Dudani
Date: September 2, 2010